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                                                                   EXHIBIT 10.12

                    AGREEMENT REGARDING TERMINATION BENEFITS

This "Agreement Regarding Termination Benefits" ("Agreement") is entered into on April 21, 2003 (the "Effective Date") between GSI Lumonics Inc., a New Brunswick, Canada Corporation with Canadian offices at 39 Auriga Drive, Nepean, Ontario K2E 7T9 Canada (the "Company") and Felix Stukalin with a residential address of 451 Brook Street, Framingham, MA 01701 ("Employee").

WHEREAS, Employee is employed by the Company as Vice President, Business Development, a position that the Company has designated as a key managerial position; and

WHEREAS, the Company and Employee have agreed on certain Termination Benefits in the event the Employee's employment with the Company terminates under the conditions described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

1. Effective Date and Term: This Agreement shall become effective as of the date set forth in the opening paragraph. Subject to the provisions of Sections 3 and 5 below, this Agreement shall continue in effect for a period of one year from the Effective Date and may only be extended or renewed by a written amendment, signed by the parties hereto.

2. Definitions: For purposes of this Agreement, capitalized terms shall be defined as follows:

         "Base Salary" shall mean the Employee's annual salary, exclusive of benefits, stock options, bonuses, commissions, and incentive payments, in effect on the Date of Termination.

         "Cause" shall mean: (i) any material breach by the Employee of any agreement between the Employee and the Company or the Company's subsidiaries, affiliates or divisions, including without limitation any non-competition, non-disclosure, non-solicitation, confidentiality, trade secret or other such agreements; (ii) any act (other than termination of employment for Good Reason) or omission to act by the Employee that would reasonably be likely to have a material adverse effect on the business of the Company or the Company's subsidiaries, affiliates or divisions, as the case may be; (iii) the failure by the Employee to substantially performance the Employee's material duties;
         (iv) the use by the Employee of drugs or of alcohol in a manner which materially affects his/her ability to perform his/her employment duties; (v) the conviction of the Employee by a court of competent jurisdiction of any criminal offense involving dishonesty or breach of trust or any felony; or (vi) any material misconduct or material violation of the Company's policies by the Employee.

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         "Change in Control" shall mean (i) any Person becomes a beneficial owner of thirty percent (30%) or more of the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; (ii) the Company's stockholders approve a complete liquidation or dissolution of the Company, a merger or consolidation, or the sale or other disposition of all or substantially all of the Company's assets or stock; or (iii) there is consummated a merger or consolidation of the Company with another corporation. Notwithstanding the foregoing, a Change of Control shall not include (x) a consummated merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes a beneficial owner of thirty percent (30%) or more of the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (y) a consummated merger or consolidation of the Company resulting in the voting securities of the Company immediately prior to such merger or consolidation continuing to represent (by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or (z) a shareholder approved sale or disposition of all or substantially all of the Company's assets or stock to an entity in which at least 60% of the combined voting power of the voting securities owned by shareholders are in substantially the same ownership proportions immediately before and after such sale or disposition.

         "Company" shall mean "GSI Lumonics Inc. and, except in determining whether or not a Change of Control of the Company has occurred, shall include its successor and assigns, and any corporation or other entity which is the surviving or continuing entity following a merger, consolidation, or sale of all or substantially all of the Company's assets or stock.

         "Date of Termination" shall mean the date the Company designates as the last day of Employee's employment with the Company.

         "Disability" shall mean incapacity of the Employee due to physical or mental illness such that the Employee shall have been absent from the full time performance of his/her duties with the Company for a period of six (6) consecutive months or two-hundred and forty (240) days in any period of 365 days but such term shall not include death.

         "Good Reason" shall mean any of the following acts by the Company or failures by the Company to act unless such act or failure to act is corrected within ten (10) days of the Date of Termination specified in the Notice of Termination given by the Employee to the Company: (i) a substantial adverse change in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties; (ii) a reduction in the Employee's annual Base Salary or benefits, except for across-the-board reductions similarly affection all or substantially all key managerial employees; (iii) the relocation of the office at which the Employee is principally employed to a location more than fifty (50) miles from such office; or (iv) the Company's failure to offer the Employee participation in any benefit plan(s) or include the Employee in any incentive plan(s) made available to all or substantially all other key managerial employees; provided however, that the Employee's failure

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         to meet the participation requirements in such incentive plan or other benefit plan or the Employee's failure to meet the requirements for receipt of such incentive plan payment or benefit under any such other plan will not constitute "Good Reason" within the meaning of this Agreement.

         "Notice of Termination: shall mean a written letter from one party to the other party indicating in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment and the specific provision in this Agreement relied upon.

         "Person" shall mean an individual, corporation, partnership, trust or other entity, other than (i) the Company, or its subsidiaries, affiliates or divisions, (ii) a trustee or fiduciary holding securities under an employee benefit plan of the Company or its subsidiaries or affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; and (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3.       Termination Benefits:

         The Company shall provide the following Termination Benefits to the Employee if his/her employment with the Company is terminated (i) by the Company for any reason other than for Death, Disability, or Cause, regardless of whether prior to, following or relating to a Change of Control; or (ii) by the Employee for Good Reason.

         Salary Continuation: The Company shall continue to pay the Employee his /her Base Salary as of the Date of Termination for a period of twelve
         (12) months. Under no circumstances shall the Employee receive more than a total of twelve (12) months of salary continuation under this Agreement. All salary continuation payments shall be in accord with the Company's usual pay practices.

         Bonus: At such time as the Company would customarily pay bonuses, the Company shall pay the Employee an amount equal to the bonus Employee earned pursuant to the terms of the applicable bonus plan, prorated based on the number of days the Employee actually worked in the calendar year in which the Date of Termination occurs and the bonus was earned. No additional bonus payment, other than that which was earned prior to the Date of Termination, shall be paid to the Employee.

         Benefits: The Employee's COBRA period shall commence on the first day following the expiration of the Employee's salary continuation period. During the salary continuation period, the Company shall continue contributing to the Employee's medical and dental insurance premiums on the same basis it contributes to such premiums for other key managerial employees and at the same level in existence prior to the Date of Termination. After the expiration of the salary continuation period, the Employee may continue his/her medical and dental insurance under the Company's medical and dental group plans at his/her own expense for the remainder of the COBRA period. All other benefits, including but not limited to short and long term disability insurance, life insurance, and participation in the employee stock purchase plan shall cease as of the Date of Termination.

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         Stock Options: All stock options held by the Employee shall be governed exclusively by the terms of the applicable Stock Option Plan and Stock Option Agreement (including any successor plan and agreement) under which the stock options were granted to the Employee, except that all stock options which are outstanding and unexercised as of the Date of Termination shall remain outstanding and exercisable for the shorter of
         (a) six (6) months from the Date of Termination, or (b) the remainder of the full term of the option pursuant to the applicable Stock Option Plan and Agreement. Except as otherwise expressly stated herein, this Agreement shall not modify or alter any of the terms applicable to the Employee's stock options, including but not limited to the vesting schedule.

         Conditions: The Company's obligation to provide and the Employee's right to receive any of the Termination Benefits described in this
         Section 3 are conditioned on the (i) Employee signing a release of any claims he/she may have against the Company in connection with his/her employment by and termination from employment with the Company in a form, mutually agreed upon that is customary for such transactions; and
         (ii) Employee's compliance with any post-termination obligations he/she may have to the Company arising from any agreement the Employee has with the Company, its subsidiaries, affiliates or divisions, including but not limited to any non-competition, non-disclosure, non-solicitation, confidentiality, trade secret protection or other such obligations.

         Taxes and Withholdings: All payments made by the Company to the Employee under this Agreement shall be net of any taxes (whether local, state, federal, provincial or otherwise) or other required or voluntary withholdings or deductions.

         The Employee shall not be eligible for or receive any Termination Benefits described above upon the Employee's resignation of or retirement from employment with the Company.

4. Termination Notice: Any purported termination of the Employee's employment (other than by reason of Death) shall be communicated by written Notice of Termination from one party to the other party and shall be deemed to have been duly given when (a) mailed by U.S. registered mail, return receipt requested, postage prepaid; (b) sent via facsimile with a confirmed facsimile transmission receipt; (c) hand delivered to the Employee or to the Chief Executive Officer; or (c) sent via overnight delivery with a confirmed receipt of delivery; in each instance addressed, if to the Employee or the Company, as the case may be at the address noted below or to such other address as either party may furnish to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt.

                  To the Company:

                  GSI Lumonics Inc.
                  C/o GSI Lumonics Corporation
                  39 Manning Road
                  Billerica, MA  01821 USA
                  Attention: General Counsel

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                  To the Employee:

                  __________________________
                  __________________________
                  __________________________

5. At-Will Employment: Nothing in this Agreement shall be construed as an express or implied contract of employment between the Employee and the Company (or its subsidiaries, affiliate or divisions) or as a commitment on the part of the Company to retain Employee in any capacity for any period of time. Employee acknowledges and agrees that his/her employment with the Company is on an at-will basis and may be terminated at any time, with or without Cause or for any reason, at the option of either the Company or Employee, with notice, subject to the Company's obligation to provide the Termination Benefits as provided for herein.

6. Successors and Assigns/No Third Party Beneficiaries: This Agreement shall inure to the benefit of and be binding upon the successor and assigns of each of the parties; provided however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing (i) the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries, affiliates or divisions, but in such event such assignee shall expressly assume all obligations of the Company hereunder and (ii) the Company may assign its rights and obligations hereunder to any Person who succeeds to all or substantially all of the Company's business, assets or stock, whether by merger, consolidation, or purchase of all or substantially all of the Company's assets, stock, or business. Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representative, executor, administrator or heir of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, except that (and notwithstanding anything in this Agreement to the contrary) if the Employee's employment is terminated with the Company as a result of Death, then the Employee's heirs shall be entitled to the Salary continuation and Bonus payments in Section 3, Termination Benefits in addition to any applicable life insurance payments made to such heirs as beneficiaries under such life insurance policy, provided such heirs sign a release of any assigned claims described under section (i) in the Conditions paragraph of Section 3, Termination Benefits.

7. Waiver and Amendments: Any waiver, alteration, amendment or modification o any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver is in writing and specifically states that it is to be construed as a continuing waiver.

8. Severability and Governing Law: Employee acknowledges and agrees that the covenants set forth herein are reasonable and valid. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms

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         and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision. The validity, interpretation, construction and performance of this Agreement shall be governed by and the laws of the Commonwealth of Massachusetts without regard to its conflict of law principles.

9. Section Heading: The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, or affect the meaning or interpretation of this Agreement or of any term of provision hereof.

10. Entire Agreement: This Agreement constitutes the entire understanding and agreement of the parties regarding the subject matter of this Agreement and supercedes all prior negotiations, discussions, correspondence, communications, understandings, representations and agreements between the parties, oral or otherwise, express or implied, relating to the subject matter of this Agreement.

11. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by a duly authorized officer, and by the Employee.

GSI LUMONICS INC.                           EMPLOYEE:

\s\ Charles  D. Winston                              \s\ Felix Stukalin

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Name: Charles  D. Winston                            Name: Felix Stukalin
Title: President and Chief Executive Officer

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